Exhibit 12

Gainvest Legal	429 Fourth Ave. Suite 300 Pittsburgh, Pennsylvania 15219
Corporation	Phone: (412) 353-9716 Fax: (201) 578-9272 www.gainvest.legal

November 24, 2021

Community Redevelopment Inc.

20295 NE 29th Place #200

Aventura, Florida 33180

RE: Community Redevelopment, Inc. (the “Company”)

Offering Circular on Form 1-A (the “Offering Circular”)

To Whom It May Concern:

Undersigned Counsel serves as special counsel to the Company, a corporation incorporated under the laws of the State of Oklahoma, in connection with the filing of the Offering Circular under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission relating to the proposed securities offering by the Company (the “Offering”) of up to 8,333,300 shares of Common Stock (the “Shares”), par value of $3.00 per share. For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

(1)	Certificate of Incorporation, as filed with the Secretary of State of the State of Oklahoma on September 15, 2021;

(2)	Bylaws of the Company in the form filed with the Securities and Exchange Commission; and

(3)	Initial Board Resolution as actioned by unanimous written consent dated on October 22, 2021.

We have also examined such other public records, draft agreements, documents, and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed the following: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects. As to all questions of fact material to this opinion, we have relied solely upon the above-referenced Certificate of Incorporation, Bylaws, Board Resolution, and other documents delivered pursuant thereto. This firm have not performed or had performed any independent research of public records and have assumed that the documents referenced above or other comparable documents from public officials dated prior to the date of this Opinion remain accurate as of the date of this Opinion.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered against payment therefor as described in the Offering Circular, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Regulation A of the Securities Exchange Act of 1933, as currently in effect, and we do not express any opinion herein concerning any other law. The opinion expressed herein is rendered as of the date hereof and is based on current known facts and existing law that is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to this offering carried out pursuant to the filing of the Company’s Offering Circular that is a part of its Offering. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Nashid Ali

By: Nashid Ali

Gainvest Legal Corporation